Exhibit 10.4

DOXIMITY, INC.
2021 EMPLOYEE STOCK PURCHASE PLAN
The purpose of the Doximity, Inc. 2021 Employee Stock Purchase Plan (the “Plan”) is to provide eligible employees of Doximity, Inc. (the “Company”) and each Designated Subsidiary (as defined in Section 11) with opportunities to purchase shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”). 4,500,000 shares of Common Stock in the aggregate have been approved and reserved for this purpose, plus on April 1, 2022 and each April 1 thereafter until the Plan terminates pursuant to Section 20, the number of shares of Common Stock reserved and available for issuance under the Plan shall be cumulatively increased by the lesser of (i) 6,750,000 shares of Class A common stock, (ii) 1 percent of the number of shares of Class A and Class B common stock of the Company issued and outstanding on the immediately preceding March 31 or (iii) such lesser number of shares of Common Stock as determined by the Administrator (as defined in Section 1).
The Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is intended for the 423 Component to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and the 423 Component shall be interpreted in accordance with that intent. Under the Non-423 Component, which does not qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, options will be granted pursuant to rules, procedures or sub-plans adopted by the Administrator designed to achieve tax, securities laws or other objectives for eligible employees. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
Unless otherwise defined herein, capitalized terms in this Plan shall have the meaning ascribed to them in Section 11.
1.    Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be binding on all persons, including the Company and the Participants. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.
2.    Offerings. The Company may make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the

Administrator, the initial Offering will begin and end on dates to be determined by the Administrator (the “Initial Offering”). Thereafter, each offering period will be determined by the Administrator in advance of the Offering. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed 27 months in duration or overlap with any other Offering.
3.    Eligibility. All individuals classified as employees on the payroll records of the Company and each Designated Subsidiary are eligible to participate in any one or more of the Offerings under the Plan, provided that, except as otherwise determined by the Administrator in advance of any Offering, as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary. Notwithstanding any other provision herein, individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary for purposes of the Company’s or applicable Designated Subsidiary’s payroll system are not considered to be eligible employees of the Company or any Designated Subsidiary and shall not be eligible to participate in the Plan. In the event any such individuals are reclassified as employees of the Company or a Designated Subsidiary for any purpose, including, without limitation, common law or statutory employees, by any action of any third party, including, without limitation, any government agency, or as a result of any private lawsuit, action or administrative proceeding, such individuals shall, notwithstanding such reclassification, remain ineligible for participation. Notwithstanding the foregoing, the exclusive means for individuals who are not contemporaneously classified as employees of the Company or a Designated Subsidiary on the Company’s or Designated Subsidiary’s payroll system to become eligible to participate in this Plan is through an amendment to this Plan, duly executed by the Company, which specifically renders such individuals eligible to participate herein.
4.    Participation.
(a)    Participants in Offerings. An eligible employee who is not a Participant in any prior Offering may participate in a subsequent Offering by submitting an enrollment form to his or her appropriate payroll location at least 15 business days before the Offering Date (or by such other deadline as shall be established by the Administrator for the Offering).
(b)    Enrollment. The enrollment form will (a) state a whole percentage or amount to be deducted from an eligible employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for such individual are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the right to participate. Unless a Participant files a new enrollment form or withdraws from the Plan, such Participant’s deductions and purchases will continue at the same percentage or amount of Compensation for future Offerings, provided he or she remains eligible.
(c)    Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.    Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of 1 percent (1%) up to a maximum of fifteen percent (15%) of such eligible employee’s Compensation for each pay period or such other maximum as may be specified by the Administrator in advance of an Offering. The Company will maintain book accounts showing the amount of payroll deductions made by each Participant for each Offering. No interest will accrue or be paid on payroll deductions.
6.    Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, a Participant may not increase or decrease his or her payroll deduction during any Offering, but may increase or decrease his or her payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The Administrator may, in advance of any Offering, establish rules permitting a Participant to increase, decrease or terminate his or her payroll deduction during an Offering.
7.    Withdrawal. A Participant may withdraw from participation in the Plan by delivering a written notice of withdrawal to his or her appropriate payroll location. The Participant’s withdrawal will be effective as of the next business day. Following a Participant’s withdrawal, the Company will promptly refund such Participant’s entire account balance under the Plan to him or her (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. Such a Participant may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4, if the Participant remains an eligible employee on the subsequent Offering Date.
8.    Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a Participant in the Plan an option (“ESPP Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the ESPP Option Price hereinafter provided for, the lowest of (a) a number of shares of Common Stock determined by dividing such Participant’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85 percent of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85 percent of the Fair Market Value of the Common Stock on the Exercise Date; (b) 10,000 shares; or (c) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such ESPP Option shall be subject to the limitations set forth below. Each Participant’s ESPP Option shall be exercised only to the extent of such Participant’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each ESPP Option (the “ESPP Option Price”) will be eighty-five percent (85%) of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.
Notwithstanding the foregoing, no Participant may be granted an ESPP Option hereunder if such Participant, immediately after the ESPP Option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of a Participant, and all stock which the Participant has a contractual right to purchase shall be treated as stock owned by the Participant. In addition, no Participant may be granted an ESPP Option which permits such Participant rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the ESPP Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking ESPP Options into account in the order in which they were granted.
9.    Exercise of ESPP Option and Purchase of Shares. Each eligible employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his or her ESPP Option on such date and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date will purchase at the ESPP Option Price, subject to any other limitations contained in the Plan; provided that, with respect to the Initial Offering, the exercise of each ESPP Option shall be conditioned on the closing of the Company’s Initial Public Offering on or before the Exercise Date. Any amount remaining in a Participant’s account at the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering; any other balance remaining in a Participant’s account at the end of an Offering will be refunded to the Participant promptly.
10.    Issuance of Shares. Certificates or book-entries at the Company’s transfer agent representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of the Plan broker authorized by the Company to be for such purpose. Such shares of Common Stock may be transferred electronically to a broker that holds such shares in street name for the benefit of the Participant or the Company.
11.    Definitions.
The term “Compensation” means the amount of the regular or base pay or salary.
The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders, and may further designate such companies or Participants as participating in the 423 Component or the Non-423 Component. The Board may also determine which Affiliates or eligible employees may be excluded from participation in the Plan, to the extent consistent with Section 423 of the Code or as implemented under the Non-423 Component, and determine which Designated Subsidiary or Subsidiaries will participate in separate Offerings (to the extent that the Company makes separate Offerings). For purposes of the 423 Component, only the Company and its Subsidiaries may be Designated Subsidiaries; provided, however, that at any given time, a Subsidiary that is a Designated

Subsidiary under the 423 Component will not be a Designated Subsidiary under the Non-423 Component. The current list of Designated Subsidiaries is attached hereto as Appendix A.
The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the New York Stock Exchange (“NYSE”), or another national securities exchange, the determination shall be made by reference to the closing price. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price.
The term “Initial Public Offering” means the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale by the Company of its Common Stock.
The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.
The term “Participant” means an individual who is eligible as determined in Section 3 and who has complied with the provisions of Section 4.
The term “Registration Date” means the date the registration statement on Form S-1 that is filed by the Company with respect to its Initial Public Offering is declared effective by the Securities and Exchange Commission.
The term “Sale Event” shall have the meaning given such term in the Company’s 2021 Stock Option and Incentive Plan, as amended from time to time.
The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.
12.    Rights on Termination or Transfer of Employment. If a Participant’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the Participant and the balance in the Participant’s account will be paid to such Participant or, in the case of such Participant’s death, to his or her designated beneficiary as if such Participant had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him or her, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. Unless otherwise determined by the Administrator, a Participant whose employment transfers between, or whose employment terminates with an immediate rehire (with no break in service) by, Designated Subsidiaries or a Designated Subsidiary and the Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, however, that if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s ESPP Option will be qualified under the 423 Component only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Participant’s ESPP Option will remain non-qualified under the Non-423 Component. Further, an employee will not be deemed to have terminated employment for this purpose, if the employee is on an approved leave of absence for military service or sickness or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.
13.    Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other Participants in the Plan.
14.    Optionees Not Stockholders. Neither the granting of an ESPP Option to a Participant nor the deductions from his or her pay shall constitute such Participant a holder of the shares of Common Stock covered by an ESPP Option under the Plan until such shares have been purchased by and issued to him or her.
15.    Rights Not Transferable. Rights under the Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during the Participant’s lifetime only by the Participant.
16.    Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.
17.    Adjustment in Case of Changes Affecting Common Stock; Sale Event. In the event of a subdivision of outstanding shares of Common Stock, the payment of a dividend in Common Stock or any other change affecting the Common Stock, the number of shares approved for the Plan and the share limitation set forth in Section 8 shall be equitably or proportionately adjusted to give proper effect to such event. In the case of and subject to the consummation of a Sale Event, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan or to facilitate such transactions or events:
(a)    To provide for either (i) termination of any outstanding ESPP Option in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such ESPP Option had such ESPP Option been currently exercisable or (ii) the replacement of such outstanding ESPP Option with other options or property selected by the Administrator in its sole discretion;

(b)    To provide that the outstanding ESPP Options under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for similar options covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(c)    To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding ESPP Options under the Plan and/or in the terms and conditions of outstanding ESPP Options and ESPP Options that may be granted in the future;
(d)    To provide that the Offering with respect to which an ESPP Option relates will be shortened by setting a new Exercise Date on which such Offering will end. The new Exercise Date will occur before the date of the Sale Event. The Administrator will notify each Participant prior to the new Exercise Date, that the Exercise Date for the Participant’s ESPP Option has been changed to such new Exercise Date and that the Participant’s ESPP Option will be exercised automatically on the new Exercise Date, unless prior to such date the Participant has withdrawn from the Offering as provided herein; and
(e)    To provide that all outstanding ESPP Options shall terminate without being exercised and all amounts in the accounts of Participants shall be promptly refunded.
18.    Amendment of the Plan. The Administrator may at any time and from time to time amend the Plan in any respect and take such actions as may be necessary to administer the Plan, except that without the approval within 12 months of such action by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the 423 Component of the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.
19.    Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among Participants in proportion to the amount of payroll deductions accumulated on behalf of each Participant that would otherwise be used to purchase Common Stock on such Exercise Date.
20.    Termination of the Plan. The Plan may be terminated at any time by the Administrator. Upon termination of the Plan, all amounts in the accounts of Participants shall be promptly refunded. The Plan shall automatically terminate on the ten year anniversary of the Registration Date.
21.    Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

22.    Governing Law. This Plan and all ESPP Options and actions taken thereunder shall be governed by, and construed in accordance with the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by and construed in accordance with the internal laws of the State of California applied without regard to conflict of law principles.
23.    Issuance of Shares. Shares may be issued upon exercise of an ESPP Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.
24.    Tax Withholding. Participation in the Plan is subject to any required tax withholding on income of the Participant in connection with the Plan. Each Participant agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including shares issuable under the Plan.
25.    Notification Upon Sale of Shares under the 423 Component. Each Participant agrees, by entering the 423 Component of the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the ESPP Option pursuant to which such shares were purchased or within one year after the date such shares were purchased.
26.    Effective Date and Approval of Shareholders. The Plan shall take effect on the date immediately preceding the Registration Date, subject to prior approval by the Company’s stockholders.

Date Approved: June 7, 2021

APPENDIX A
Designated Subsidiaries
Curative Talent, LLC
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